                                                                      EXHIBIT 21

                               PINKERTON'S. INC.
                             LIST OF SUBSIDIARIES

                 NAME                                           STATE OR COUNTRY OF ORGANIZATION
                 ----                                           --------------------------------
Alarm Systems, Inc.                                                        Louisiana
Alertline Limited                                                        United Kingdom
Business Risks International (Europe) Limited                            United Kingdom
Delta Audio Visual Security, Inc.                                          Louisiana
Delta Audio Visual of Texas, Inc.                                            Texas
Delta Countermeasures, Inc.                                                Louisiana
Distribution Associates South, Inc.                                         Georgia
Douglas Roesch Communications, Inc.                                        California
Guardian Uniforms, Inc.                                                    California
J.L. Torbeck Co.                                                              Ohio
Judicial Services Limited                                                United Kingdom
Omega Corporation                                                          California
Pinkerton (Asia) Limited                                             British Virgin Islands
Pinkerton (Australia) Pty. Ltd.                                            Australia
Pinkerton Aviation Security Limited                                      United Kingdom
Pinkerton's of Canada Limited                                                Canada
Pinkerton (China) Limited                                                  Hong Kong
Pinkerton Consulting (M) Sdn Bhd (49% owned)                                Malaysia
Pinkerton Consulting Services (Taiwan) Ltd.                                  Taiwan
Pinkerton Court Escort Services Limited                                  United Kingdom
Pinkerton C.R. s.r.o                                                     Czech Republic
Pinkerton's du Quebec Limitee                                                Canada
Pinkerton (Far East) Inc.                                                 Philippines
Pinkerton Government Services, Inc.                                         Delaware
Pinkerton GmbH Holding                                                      Germany
Pinkerton (Hong Kong) Limited                                              Hong Kong
Pinkerton Insurance Company, Inc.                                          Tennessee
Pinkerton Investigation Services Limited                                 United Kingdom
Pinkerton Korea Limited                                                      Korea
Pinkerton Management Corporation                                           California
Pinkerton North Atlantic Limited                                         United Kingdom
Pinkerton Protection Services, L.P.                                         Indiana
Pinkerton Security Service GmbH                                             Germany
Pinkerton Security Services Limited                                      United Kingdom
Pinkerton Security Services (Guernsey) Limited                           United Kingdom
Pinkerton Security Services                                                 Ireland
 (Ireland), Ltd. (50% owned)
Pinkerton Security Systems, Inc.                                           California
Pinkerton Service Corporation                                              California
Pinkerton Servicios de Investigacao E Seguranca, Lda.                       Portugal
Pinkerton's Servicios de Seguridad Privada, S.A. de C.V.                     Mexico
Pinkerton (Singapore) Pte Ltd.                                             Singapore
Pinkerton Slovakia s.r.o.                                                   Slovakia

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                               PINKERTON'S. INC.
                             LIST OF SUBSIDIARIES
                                  (continued)

                 NAME                       STATE OR COUNTRY OF ORGANIZATION
                 ----                       --------------------------------
Pinkerton (Thailand) Limited                            Thailand
ProNet Image & Audio, Inc.                           North Carolina
P. T. Pinkerton Indonesia                              Indonesia
Signacon Controls, Inc.                                 New York
The Stanton Corporation                              North Carolina
Summons & Warrants (U.K.) Limited                    United Kingdom
Titan Security Services Inc.                            Michigan
WKD Security GmbH                                       Germany
WKD Pinkerton Security Services GmbH & Co. KG           Germany
Yeoman Security Group Limited                        United Kingdom
Yeoman Security Guards Limited                       United Kingdom
125129 Canada, Inc. (dba Canadalarm)                     Canada
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